Exhibit 99.1

SG Blocks Announces $11.55 Million Registered Direct Offering Priced At-The-Market

Under Nasdaq Rules

NEW YORK, October 25, 2021 -- SG Blocks, Inc. (NASDAQ: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of modular structures, announced today it has entered into a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of 3,164,384 shares of its common stock (or common stock equivalents in lieu thereof in the form of pre-funded warrants) together with warrants to purchase up to 1,898,630 shares of common stock for gross proceeds of approximately $11.55 million. Each share of common stock and accompanying common warrant are being sold together at a combined offering price of $3.65, and each common stock equivalent and accompanying common warrant are being sold together at a combined offering price of $3.649. The common stock equivalents will be immediately exercisable at a nominal exercise price of $0.001 and will expire when exercised in full. The common warrants will have an exercise price of $4.80 per share, will be exercisable upon issuance and will expire five years from the date of an issuance.

The offering is expected to close on or about October 27, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-228882) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected closing of the offering. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to consummate the transactions described herein, the Company’s ability to expand within various verticals as planned, the Company’s ability working as a team to meet its goals, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the Nasdaq listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investors:

Stephen Swett

(203) 682-8377

investors@sgblocks.com